DECLARATION OF ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS AND TO BRINER GROUP HOLDINGS INC AND GLOBAL DEVELOPMENT INC.

THAT, Briner Group Holdings Inc., being owners ( “Owners”) of the following assets (the “Assets”) issued as follows:

Asset Registered Name	Issue Date	Amount
Bio Life Remedies	December 15, 2005	1,631,000 shares
Aurelio Resources Inc	October 15, 2005	500,000 shares
Red Truck Entertainment	February 21, 2006	2,153,846 shares
Red Truck Entertainment	June 8, 2006	3,846,153 shares

do hereby declare to the foregoing persons, and on which declaration the forgoing and any subsequent assignee of the Assets, may rely, that the Owners, for adequate consideration have assigned absolutely and free and clear of any encumbrances or claims all interest in the above mentioned Assets to Global Development Inc., which has full and absolute right to deal with the Assets in all respects as owner and sole possessor of all title without further reference or accountability to the Owners.

IN WITNESS WHEREOF, the Owners have executed effective the 30th day of June, 2006.

BRINER GROUP HOLDINGS INC.

Per:_____________________________
Authorized Signatory